Exhibit 99.1

2026 PSB HOLDINGS, INC. PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. Signature_______________________________ Signature, if held jointly_______________________________ Date_____________, 2026 Note: Please sign exactly as name appears hereon. Where more than one owner is shown on your stock certificate, each owner must sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. Please mark your votes like this X 207990 PSB Holdings Proxy Card Rev3 Front CONTROL NUMBER FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED INTERNET www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. MOBILE DEVICE On your Smartphone/Tablet, open the QR Reader and scan the below image. Once the voting site is displayed, enter your Control Number from the proxy card and vote your shares. MAIL – If voting by mail, sign, detach and return the bottom portion in the enclosed envelop. Your Internet or Mobile Device vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet or Mobile Device must be received by 10:59 p.m., Central Time, on September 1, 2026. YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet, Mobile Device or Mail 1. A proposal to approve the Agreement and Plan of Merger (the “merger agreement”), dated as of May 19, 2026, by and between PSB Holdings, Inc. (“PSB”) and Bank First Corporation (“Bank First”), and the transactions contemplated by the merger agreement, including the merger of PSB with and into Bank First, with Bank First as the surviving company (the “PSB merger proposal”). 2. A proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the PSB merger proposals. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN PROXY THE DIRECTORS RECOMMEND A VOTE FOR THE FOLLOWING PROPOSALS.

2026 FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED PSB HOLDINGS, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Scott M. Cattanach and Jessica M. Brown, or any of them, his, her, or its true and lawful agents, as proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock (the “Shares”) of PSB Holdings, Inc. that the undersigned would be entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”), to be held on September 2, 2026 at 2:00 p.m., CST at Rib River by Accentu, Inc., 135737 State Hwy 29, Marathon City, Wisconsin, and at any adjournment thereof, upon the matters described in the accompanying Notice of Special Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged. These proxies are authorized and directed to vote the Shares represented hereby on the matters described in the Notice of Special Meeting of Shareholders and Proxy Statement as follows, and are authorized and directed to vote the Shares represented by this proxy in their discretion on any other business that may be presented at the Special Meeting. The Shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” Proposal No. 1 and “FOR” Proposal No. 2. If any other business is presented at the Special Meeting, including a motion to adjourn the Special Meeting, the Shares represented by this proxy will be voted by the proxies in their best judgment. (Continued, and to be marked, dated and signed, on the other side) 207990 PSB Holdings Proxy Card Rev3 Back